Exhibit 99.1

FORESTAR NAMES MARK WALKER CHIEF OPERATING OFFICER

ARLINGTON, Texas (Business Wire) - September 30, 2022 — Forestar Group Inc. (the "Company") (NYSE: FOR), today announced the promotion of Mark Walker to Chief Operating Officer (COO), effective October 1, 2022. In his new role as COO, Mr. Walker will be responsible for providing strategic direction to region and division leaders, deepening local market share and driving efficiencies.

Mr. Walker joined Forestar in 2019 as Region President overseeing operations in the East. His oversight responsibilities have consistently expanded throughout his tenure to include the Mid-Atlantic, North and Texas regions, accounting for 52% of the Company’s lots sold in the trailing twelve months ended June 30, 2022. Prior to joining Forestar, Mr. Walker was a Vice President in land acquisition and development at D.R. Horton, Inc. from January 2012 to January 2019. He has over 20 years of residential real estate experience and has held a variety of operational roles at both public and private homebuilders. Mr. Walker graduated from the University of Georgia with a Bachelor of Business Administration degree in general business.

Donald J. Tomnitz, Executive Chairman, said, “Mark has been a vital part of Forestar’s growth and success. He has a proven track record and a history of driving volume and revenue growth, streamlining processes and reducing costs. We are thrilled that Mark will help lead the Forestar team as the business continues to scale and capture market share.”

Daniel Bartok, CEO, said, “We are excited to welcome Mark to his new role as COO. He has been instrumental in opening new markets and building out our strong team. Mark’s breadth of skills and focus on execution, along with his prior experience at D.R. Horton and many relationships in the homebuilding industry, make him the ideal candidate to strengthen our senior management team and increase our bandwidth. We are fortunate to have a deep bench of talented leaders that continue to grow within our organization.”

About Forestar Group Inc.
Forestar Group Inc. is a residential lot development company with operations in 52 markets and 22 states. Based in Arlington, Texas, the Company delivered more than 18,500 residential lots during the twelve-month period ended June 30, 2022. The Company is a majority-owned subsidiary of D.R. Horton, Inc., the largest homebuilder by volume in the United States since 2002.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date this release was issued. Forestar does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that Mr. Walker will help lead the Forestar team as the business continues to scale and capture market share. Forward-looking statements also include that Mr. Walker’s breadth of skills and focus on execution, along with his prior experience at D.R. Horton and many relationships in the homebuilding industry, make him the ideal candidate to strengthen our senior management team and increase our bandwidth.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effect of D.R. Horton’s controlling level of ownership on us and the holders of our securities; our ability to realize the potential benefits of the strategic relationship with D.R. Horton; the effect of our strategic relationship with D.R. Horton on our ability to maintain relationships with our customers; the impact of COVID-19 on the economy and our business; the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; the impacts of weather conditions and natural disasters; health and safety incidents relating to our operations; supply shortages and other risks of acquiring land, construction materials and skilled labor; competitive conditions in our industry; our ability to achieve our strategic initiatives; continuing liabilities related to assets that have been sold; the impact of governmental policies, laws or regulations and actions or restrictions of regulatory agencies; the cost and availability of property suitable for residential lot development; general economic, market or business conditions where our real estate activities are concentrated; our dependence on relationships with national, regional and local homebuilders; our ability to obtain or the availability of surety bonds to secure our performance related to construction and development activities and the pricing of bonds; obtaining reimbursements and other payments from governmental districts and other agencies and timing of such payments; our ability to succeed in new markets; the conditions of the capital markets and our ability to raise capital to fund expected growth; our ability to manage and service our debt and comply with our debt covenants, restrictions and limitations; the volatility of the market price and trading volume of our common stock; our ability to hire and retain key personnel; the impact of significant inflation, higher interest rates or deflation; and the strength of our information technology systems and the risk of cybersecurity breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in Forestar’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
Katie Smith, 817-769-1860
Director of Finance & Investor Relations
InvestorRelations@forestar.com